Pak Telecom

Lakhkar Khan
G.M. (Tele-Housing & VoIP)

Pakistan Telecommunications Company Limited
Rizwan Centre, G/Floor, Blue Area, Islamabad
Ph# 92-51 2272021 Fax # 92-52-2201015

No. VoIP/Tech/G-4/Fusion/2005

SUBJECT: TERMINATION OF THE VoIP AGREEMENT

Thank you for your letter dated November 15, 2005 requesting for formal termination of the VoIP Agreement concluded between PTCL & M/s Fusion Telecom.

The PTCL International Wing has been requested to settle all out standing Payments/ Accounts with M/s Fusion Telecom & formally close the Agreement. Termination of the VoIP Agreement will be confirmed as soon as clearance is received from concerned PTCL wings.

The CDRs issue raised by M/s Fusion Telecom is in process and will shortly be finalized.

PTCL have enjoyed the business relationship with M/s Fusion Telecom and looks forward to opportunities to work together again in the future.

GM (Tele-Housing & VoIP)

To

Eric D. RAM
Executive Vice President-International
Fusion Telecommunications International, Inc.
420 Lexington Avenue, Suite 518
New York, NY 10170

Copy to:

1.	EVP (I/C) PTCL H/Qs Islamabad (for information).
2.	General Manager (IR), PTCL H/Qs Islamabad.
3.	Abdul Hameed Khan C.O.O., Saif Telecom Limited.
Fax: 2270372